UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
 FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 22, 2016 (December 16, 2016)
_______________________________

American Capital Senior Floating, Ltd.
(Exact name of registrant as specified in its charter)

MARYLAND	814-01025	46-1996220
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor, Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 968-9310

(Former name or former address, if changed since last report)
_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2016, the Board of Directors of American Capital Senior Floating, Ltd. (the "Company") approved the appointment of Ivy Hill Asset Management, L.P., a wholly-owned portfolio company of Ares Capital Corporation ("ARCC"), as the Company's new external manager.  The appointment will be effective upon the automatic termination of the Company's existing management agreement with an affiliate of American Capital, Ltd. ("ACAS") following an assignment of the agreement under the Investment Company Act of 1940, as amended (the "1940 Act") as a result of ARCC's acquisition of ACAS.  The acquisition transaction is expected to close as early as the first week of January 2017.  In addition, on December 19, 2016, Malon Wilkus, Chair of the Board of Directors of the Company, and Director Stan Lundine, each an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act, notified the Company that they plan to resign from the Board of Directors following effectiveness of the Company's new management agreement.  At such time, Mr. Wilkus, who is also Chief Executive Officer (Principal Executive Officer) of the Company, along with Mark Pelletier, the Company’s President and Chief Investment Officer and John R. Erickson, the Company’s Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), will no longer hold such offices.  Messrs. Wilkus, Lundine, Pelletier and Erickson are all “affiliated persons” of ACAS, as defined in Section 2(a)(3) of the 1940 Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 16, 2016, the Company held its 2016 Annual Meeting of Stockholders (the "Annual Meeting"), at the Company's offices at 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814, at 9:00 a.m. (ET). The record date for the Annual Meeting was November 3, 2016. As of the record date, a total of 10,000,100 shares of the Company's common stock were entitled to vote at the Annual Meeting. There were 8,886,067 shares of common stock present in person or by proxy at the Annual Meeting. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

1.	Election of Directors. The Company's stockholders voted to elect five (5) Director Nominees to hold office for a term of one (1) year and until his or her successor is duly elected and qualified.

Nominee	For	Against	Abstain	Non Votes
Phyllis R. Caldwell	4,353,114	255,312	53,008	4,224,633
Gil Crawford	4,360,350	249,957	51,127	4,224,633
Larry K. Harvey	4,362,520	248,368	50,546	4,224,633
Stan Lundine	4,218,707	394,621	48,106	4,224,633
Malon Wilkus	4,243,352	331,937	86,145	4,224,633

2.
Approval of an amendment and restatement of management agreement. As abstentions and broker non-votes had the effect of a vote against this proposal, this proposal failed to receive sufficient affirmative votes of (i) 67% or more of the outstanding shares of our common stock present at the Annual Meeting or represented by proxy if the holders of more than 50% of the shares of our common stock are present or represented by proxy or (ii) more than 50% of our outstanding shares of common stock, whichever is less.

For	Against	Abstain	Non Votes
4,340,013	223,098	98,323	4,224,633

3.
Approval and ratification of certain payments made to manager under management agreement. As abstentions and broker non-votes had the effect of a vote against this proposal, this proposal failed to receive sufficient affirmative votes of (i) 67% or more of the outstanding shares of our common stock present at the Annual Meeting or represented by proxy if the holders of more than 50% of the shares of our common stock are present or represented by proxy or (ii) more than 50% of our outstanding shares of common stock, whichever is less.

For	Against	Abstain	Non Votes
3,966,576	581,273	113,585	4,224,633

4.
Ratification of appointment of Ernst & Young LLP. The Company's stockholders voted to ratify the appointment of Ernst & Young LLP as the Company's independent public accountant for the year ending December 31, 2016.

For	Against	Abstain
8,627,077	198,833	60,157

Item 8.01. Other Events

On December 19, 2016, the Company issued a press release announcing the results of the Annual Meeting and that its Board of Directors approved the appointment of Ivy Hill Asset Management, L.P. as the Company's new external manager, effective upon the automatic termination of the Company’s existing management agreement with an affiliate of ACAS following ARCC's acquisition of ACAS.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit 99.1	Press Release, dated December 19, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2016	AMERICAN CAPITAL SENIOR FLOATING, LTD.

/s/ Samuel A. Flax
Samuel A. Flax
Executive Vice President and Secretary